                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                  FORM 8-K/A

                                Amendment No.1

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): MAY 4, 1999
                                                           -----------



                           The Aristotle Corporation
                           -------------------------
            (Exact name of registrant as specified in its charter)



      DELAWARE                       0-23150                     06-116584
      --------                    -------------             ------------------
   (State or other          (Commission File Number)        (IRS Employer
   jurisdiction of                                          Identification No.)
   incorporation)


                27 Elm Street, New Haven, Connecticut     06510
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code: (203) 867-4090
                                                          --------------

     The Aristotle Corporation the "Registrant" hereby amends its Current Report on Form 8-K dated May 4, 1999 ("Current Report") by amending Items 7(a) and
(b) to include certain financial statements and pro forma financial information. As amended, Items 7(a) and (b) are set forth below in their entirety.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
------    ------------------------------------

     On May 4, 1999, the Registrant acquired all of the outstanding stock of Simulaids, Inc., ("Simulaids") a privately-held New York company, pursuant to a Stock Purchase Agreement dated as of April 30, 1999 between the Registrant and Kevin Sweeney (the "Seller"). Simulaids, located in Woodstock, New York, manufactures health and medical education teaching aids. Simulaids' proprietary products include manikins and simulation kits used for training in the CPR, emergency rescue and patient care fields. Simulaids' products are sold throughout the United States and internationally via distributors and catalogs to end-users such as fire and emergency medical departments and nursing and medical schools. Simulaids has become a wholly-owned operating subsidiary of Aristotle.


     In accordance with the Stock Purchase Agreement, the Registrant paid a purchase price of approximately $8.4 million in cash. The Registrant utilized $3.4 million of its approximately $12.0 million in cash and obtained $5.0 million of bank financing for the balance of the purchase price. The consideration paid by the Registrant was determined through arms-length negotiations between the Registrant and the Seller.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
------   ------------------------------------------------------------------

         (a) Financial statements of business acquired.
             -----------------------------------------

             The audited financial statements of Simulaids as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, which have been audited by independent auditors KPMG LLP, whose report thereon is also included herein.

         (b) Pro forma financial information.
             -------------------------------

             Unaudited pro forma consolidated balance sheet as of March 31, 1999 and unaudited pro forma consolidated statement of operations for the nine months ended March 31, 1999 and the year ended June 30, 1998.

         (c) Exhibits.
             --------

             2.1 Stock Purchase Agreement between The Aristotle Corporation and Kevin Sweeney dated as of April 30, 1999

            23    Consent of KMPG LLP

           *99.1  Press Release dated May 4, 1999.

_____________
*  Previously filed with Form 8-K filed May 18, 1999

                                SIMULAIDS, INC

                             Financial Statements

                          December 31, 1998 and 1997

                  (With Independent Auditors' Report Thereon)

                                SIMULAIDS, INC.



                               TABLE OF CONTENTS

                                                                            Page
Independent Auditors' Report

Balance Sheets                                                                2

Statements of Income                                                          3

Statements of Shareholder's Equity                                            4

Statements of Cash Flows                                                      5

Notes to Financial Statements                                               6-8


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Simulaids, Inc.:

We have audited the accompanying balance sheet of Simulaids, Inc. as of December 31, 1998. Further, we were engaged to audit the accompanying balance sheet as of December 31, 1997, and the related statements of income, shareholder's equity and cash flows for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Because we were not engaged as auditors until after December 31, 1997, we were not present to observe the physical inventory taken for December 31, 1997, 1996 or 1995 and we were unable to satisfy ourselves regarding inventory quantities by means of other audit procedures. Furthermore, the Company did not maintain certain of its accounting records with respect to inventories at those dates, and adequate evidential matter in support of recorded transactions was not available in all cases. The amount of inventory at December 31, 1997, 1996 and 1995, materially affects the determination of the results of operations and cash flows for the years ended December 31, 1998, 1997 and 1996.

Because of the matter discussed in the preceding paragraph the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the financial position at December 31, 1997 or on the results of its operations and its cash flows for the years ended December 31, 1998, 1997 and 1996.

In our opinion, the balance sheet of Simulaids, Inc. as of December 31, 1998 presents fairly, in all material respects, the financial position of Simulaids, Inc. as of December 31, 1998 in conformity with generally accepted accounting principles.

                                                            /s/ KPMG  LLP
                                                            KPMG  LLP

March 19, 1999

                                SIMULAIDS, INC.

                                Balance Sheets

                          December 31, 1998 and 1997

                                                      1998            1997
                                                      ----            ----
                   ASSETS
Current assets:
    Cash and cash equivalents                    $   499,101        662,920
    Trade accounts receivable (notes 3 and 4)        221,950        224,456
    Inventories (notes 2 and 3)                      987,239        833,198
    Prepaid expenses and other current assets         50,236         22,697
                                                 -----------    -----------
         Total current assets                      1,758,526      1,743,271
                                                 -----------    -----------
Property, plant and equipment:
    Land                                              61,944         61,944
    Buildings and improvements                     1,020,291        994,550
    Machinery and equipment                        1,291,634      1,238,005
    Leasehold improvements                            83,585         83,585
    Cassette tapes                                 1,032,142        939,460
    Office furniture, fixtures and equipment         127,716        124,861
    Computer equipment                               122,163        111,253
    Vehicles                                          61,028         61,028
                                                 -----------    -----------
                                                   3,800,503      3,614,686

Less:  accumulated depreciation and amortization   2,565,829      2,320,764
                                                 -----------    -----------
         Net property, plant and equipment         1,234,674      1,293,922

Other assets:
    CSV of officer's life insurance, net of
      loans of $18,012 in 1998 and 1997              199,900        182,727
    Patent costs, net of accumulated
      amortization of $2,366 in 1998 and $1,912
      in 1997                                          4,089          4,543
    Deposits                                          15,809            586
    Loan commitment fee, net                               -          2,275
                                                 -----------    -----------

         Total other assets                          219,798        190,131
                                                 -----------    -----------

         Total assets                            $ 3,212,998      3,227,324
                                                 ===========    ===========


    LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
    Mortgage payable                             $         -        127,500
    Trade accounts payable                            75,332         50,392
    Corporate taxes payable                            5,295          2,862
    Due to shareholder                                     -         76,525
    Accrued expenses                                  51,262         26,981
                                                 -----------    -----------

         Total liabilities                           131,889        284,260
                                                 -----------    -----------

Shareholder's equity:
    Common stock, $1 par value.
      Authorized 2,000 shares; issued and
      outstanding 100 shares in 1998 and 1997            100            100
    Additional paid-in capital                         5,741          5,741
    Retained earnings                              3,075,268      2,937,223
                                                 -----------    -----------

         Total shareholder's equity                3,081,109      2,943,064
                                                 -----------    -----------

Commitments and contingencies (note 3)

         Total liabilities and shareholder's
           equity                                $ 3,212,998      3,227,324
                                                 ===========      =========

                See accompanying notes to financial statements.

                                SIMULAIDS, INC.

                             Statements of Income

                 Years ended December 31, 1998, 1997 and 1996

                                           1998           1997          1996
                                           ----           ----          ----

Net sales                             $  5,860,417    $ 5,478,380   $ 5,624,835
Cost of goods sold                       3,266,388      2,965,358     3,258,789
                                      ------------    -----------   -----------
    Gross profit                         2,594,029      2,513,022     2,366,046

Selling, expenses                          330,507        491,776       460,577
General and administrative expenses        873,246        744,074       640,365
                                      ------------    -----------   -----------

    Income from operations -
      manufacturing division             1,390,276      1,277,172     1,265,104
                                      ------------    -----------   -----------

Operating income (loss) -
  video division                            (2,330)        21,969        20,245
                                      ------------    -----------   -----------

Other income (expense):
  Other                                        126          7,912         1,633
  Interest income                           28,788         11,646         8,692
  Interest expense (note 6)                (11,187)       (13,963)      (20,800)
                                      ------------    -----------   -----------
                                            17,727          5,595       (10,475)
                                      ------------    -----------   -----------

    Income before income taxes
      and shareholder's salary           1,405,673      1,304,736     1,274,874

State income tax provision                  13,700          8,383         5,563
                                      ------------    -----------   -----------

    Income before shareholder's
      salary                             1,391,973      1,296,353     1,269,311

Shareholder's salary                       228,903        221,290       593,397
                                      ------------    -----------   -----------
    Net income                        $  1,163,070    $ 1,075,063   $   675,914
                                      ============    ===========   ===========

                See accompanying notes to financial statements.

                                SIMULAIDS, INC.

                      Statements of Shareholder's Equity

                 Years ended December 31, 1998, 1997 and 1996

                                         Additional
                                Common    paid-in      Retained
                                 stock    capital      earnings       Total
                                -------  ----------  ------------  ------------
Balance at December 31, 1995    $   100       5,741    2,639,003     2,644,844

Net income                         --       --           675,914       675,914

Distributions                      --       --          (751,068)     (751,068)
                                -------  ----------  -----------   -----------
Balance at December 31, 1996        100       5,741    2,563,849     2,569,690

Net income                           --          --    1,075,063     1,075,063

Distributions                        --          --     (701,689)     (701,689)
                                -------  ----------  -----------   -----------
Balance at December 31, 1997        100       5,741    2,937,223     2,943,064

Net income                           --          --    1,163,070     1,163,070

Distributions                        --          --   (1,025,025)   (1,025,025)
                                -------  ----------  -----------   -----------
Balance at December 31, 1998    $   100       5,741    3,075,268     3,081,109
                                =======  ==========  ===========   ===========

                See accompanying notes to financial statements.

                                SIMULAIDS, INC.

                           Statements of Cash Flows

                 Years ended December 31, 1998, 1997 and 1996

                                                           1998           1997          1996
                                                      --------------  ------------  ------------
Cash flows from operating activities:
    Net income                                        $    1,163,070     1,075,063       675,914

    Adjustments to reconcile net income to net
       cash provided by operating activities:
          Depreciation and amortization                      247,794       260,296       252,049
    Changes in operating assets and liabilities:
       Decrease in trade accounts receivable                   2,506         1,903       134,100
       Increase  in inventories                             (154,041)         (297)        2,727
       (Increase) decrease in prepaid and other
          current assets                                     (27,539)       14,052       (17,809)
       (Increase) decrease in deposits                       (15,223)        5,000            --
       Increase (decrease) in trade accounts
          payable                                             24,940        (6,961)       (5,073)
       Increase (decrease) in accrued and
          other payables                                      26,714           294       (11,349)
                                                      --------------  ------------   -----------
                   Net cash provided by
                     operations                           1,268,221     1,349,350      1,030,559
                                                      --------------   -----------   -----------
Cash flows from investing activities:
    Increase in cash surrender value of
       officers life insurance                              (17,173)      (15,702)      (15,373)
    Purchase of property, plant and equipment              (185,817)     (137,378)     (365,613)
                                                      --------------   -----------   -----------
                   Net cash used in investing
                     activities                            (202,990)     (153,080)     (380,986)
                                                      --------------   -----------   -----------

Cash flows from financing activities
    Decrease in mortgage payable                           (127,500)      (21,000)     (151,352)
    (Decrease) increase in due to shareholder               (76,525)       76,525            --
    Distributions to shareholder                         (1,025,025)     (701,689)     (751,068)
                                                        -----------   -----------   -----------
                   Net cash used in financing
                     activities                          (1,229,050)     (646,164)     (902,420)
                                                        -----------   -----------   -----------
                   Net (decrease) increase in cash
                     and cash equivalents                  (163,819)      550,106      (252,847)

Cash and cash equivalents at beginning of year              662,920       112,814       365,661
                                                      -------------   -----------   -----------
Cash and cash equivalents at end of year              $     499,101       662,920       112,814
                                                      =============   ===========   ============

Supplemental cash flows information:
    Cash paid during the year for interest            $      11,187        13,963        20,800
                                                      =============   ===========   ============
    Cash paid during the year for income tax          $      14,900         5,500        11,300
                                                      =============   ===========   ============

                See accompanying notes to financial statements.

                                SIMULAIDS, INC.

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

     (a)  DESCRIPTION OF BUSINESS

          Simulaids, Inc. (the "Company") operates two plants in Woodstock, N.Y. engaged in the manufacturing of manikins and related products. The Company sells both domestically and internationally and creates training aids for emergency medical, rescue and law enforcement personnel. The Company's raw materials are readily available, and the Company is not dependent on a single supplier or only a few suppliers. In addition, the Company operates a local retail video rental facility in Saugerties, N.Y.

     (b)  CASH EQUIVALENTS

          Cash equivalents consist of overnight repurchase agreements and money market accounts with an initial term of three months or less at date of purchase. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     (c)  INVENTORIES

          Inventories are stated at the lower of cost or market using the first-in, first-out method.

     (d)  PROPERTY, PLANT, AND EQUIPMENT

          Property, plant, and equipment are stated at cost.

          Depreciation on plant and equipment is calculated on the straight-line or declining balance methods over the estimated useful lives of the assets.

                  Buildings                                    40
                  Molds and Dies                                7
                  Cars                                          5
                  Cassette tapes                                1
                  Equipment                                   5-7
                  Furniture and fixtures                        7
                  Improvements                            various

                                SIMULAIDS, INC.

                         Notes to Financial Statements

                          December 31, 1998 and 1997



     (e)  INCOME TAXES

          The Company is a subchapter S corporation and, accordingly, no provision has been made for Federal income taxes since the tax is the responsibility of the individual owner and not the Company. Income tax expense for 1998 and 1997 reflect state income taxes at the subchapter S rate.

     (f)  USE OF ESTIMATES

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (g)  IMPAIRMENT OF LONG-LIVED ASSETS ON LONG-LIVED ASSETS TO BE DISPOSED OF

          The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (2)  INVENTORIES

          At December 31, 1998 and 1997, inventories consisted of the following:

                                        1998                   1997
                                        ----                   ----
              Raw materials           $283,167               $285,350
              Work-in-progress         129,577                135,435
              Finished goods           567,722                412,413
                                      --------               --------
                                      $980,466               $833,198
                                      ========               ========

                                SIMULAIDS, INC.

                         Notes to Financial Statements

                          December 31, 1998 and 1997



(3)  COMMITMENTS AND CONTINGENCIES

     FINANCIAL GUARANTEES

     As of December 31, 1998, the Company has issued guarantees aggregating $3.5 million on borrowings by the owner of the Company. The guarantees are secured by accounts receivable, fixed assets and inventory of the suppliers. No amount has been accrued for the Company's obligation under its guaranty arrangements.

     LEASES

     The Company leases two of its facilities from the owner of the Company on a month-to-months basis. Rent expense related to these facilities was $19,305, $18,900 and $19,766 in 1998, 1997 and 1996, respectively.


(4)  BUSINESS AND CREDIT CONCENTRATIONS

     The Company's customers are located throughout the United States and internationally. Three, two and two customers accounted for more than five percent of the Company's sales in 1998, 1997 and 1996, respectively, and no account receivable from any customer exceeded $50,000 at December 31, 1998. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could effect the Company's estimate of its bad debts.


(5)  MORTGAGE PAYABLE

     At December 31, 1997, the Company had a mortgage loan in the amount of $127,500 bearing interest at 10% annually. The loan was repaid in 1998. Interest expense for 1998, 1997 and 1996 was $11,187, $13,963 and $20,800,
     respectively.

                           PRO FORMA FINANCIAL DATA
                                  (UNAUDITED)

     The following unaudited pro forma statements of operations for the nine months ended March 31, 1999 and the year ended June 30, 1998 reflect the historical accounts of the Registrant for those periods, except for the exclusion of the discontinued operation of The Strouse, Adler Company, adjusted to give pro forma effect to the Simulaids acquisition as if the transaction had occurred at the beginning of each period presented.

     The following unaudited pro forma balance sheet as of March 31, 1999 reflects the historical accounts of the Registrant as of that date adjusted to give pro forma effect to the Simulaids acquisition as if the transaction had occurred as of March 31, 1999.

     The pro forma financial data and accompanying notes should be read in conjunction with the Consolidated Financial Statements and related notes included in the Registrant's 1998 Annual Report on Form 10-K previously filed with the Securities and Exchange Commission (the "Commission"), and the Form 10-Q for the quarter ended March 31, 1999 previously filed with the Commission. The Registrant believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The pro forma financial data is provided for informational purposes only and should not be construed to be indicative of the Registrant's financial condition or results of operations had the Simulaids acquisition been consummated on the dates assumed and are not intended to project the Registrant's financial condition on any future date or results of operations for any future period.

                       PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED MARCH 31, 1999
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                      Pro Forma
                                       Historical    Adjustments     Pro Forma
                                       ----------    -----------     ---------
Net Sales............................  $        -      $ 4,409/1/  $    4,409
 Cost of goods sold..................           -        2,663/1/       2,663
                                       ----------      -------     ----------
    Gross  Profit ...................           -        1,746          1,746
                                       ----------      -------     ----------
Operating Expenses:
  Selling............................           -          209/1/         209
  General and administrative.........         655          649/1/       1,304
  Product and development............           -           67/1/          67
  Goodwill amortization .............           -          169/2/         169
                                       ----------      -------     ----------
    Operating income (loss) from
      continuing operations..........        (655)         652             (3)
                                       ----------      -------     ----------
Other income (expense):
  Investment and interest income.....         609         (158)/3/        451
  Interest expense...................           -         (291)/4/       (291)
                                       ----------      -------     ----------
                                              609         (449)           160
                                       ----------      -------     ----------
    Income (loss) from continuing
      operations before income
      taxes..........................         (46)         203            157

Provision for income taxes...........         (49)         (33)/5/        (82)
                                       ----------      -------     ----------
    Income (loss) from continuing
      operations.....................         (95)         170             75

Accreted dividends ..................         178            -            178
                                       ----------      -------     ----------

    Income (loss) from continuing
      operations available to
      common shareholders............  $     (273)     $   170     $     (103)
                                       ==========      =======     ==========
Loss from continuing operations
  per share:
Basic ...............................  $     (.22)                      $(.08)
                                       ==========                  ==========
Diluted .............................  $     (.22)                      $(.08)
                                       ==========                  ==========

Weighted average shares:
Basic ...............................   1,223,700                   1,223,700
                                       ==========                  ==========
Diluted .............................   1,223,700                   1,223,700
                                       ==========                  ==========

             The accompanying notes are an integral part of these
                 consolidated pro forma financial statements.

                FOOTNOTES TO PRO FORMA STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


(1) Historical sales, cost of sales and operating expenses of Simulaids for the nine month period ended March 31, 1999, as adjusted for the following:


     (a) Cost of sales includes the impact of purchase accounting related to valuing inventory and property and equipment at fair market value on the date of acquisition. Included in the pro forma cost of sales adjustment is (i) $259 of additional costs resulting from the increase in the historical carrying value of the inventory and resulting sale of such inventory in the nine months ended March 31, 1999 and (ii) $32 of lower costs resulting from an increase in the historical carrying value of the property and equipment offset by revised remaining economic lives of the acquired assets.

     (b) Selling expenses reflects $133 of lower costs resulting from the impact of a revised employment agreement with the Seller that was entered into as a condition of the acquisition of Simulaids.

(2) Amortization of goodwill for the nine month period ended March 31, 1999. Goodwill of $5,643 is being amortized on a straight line basis over a 25 year life.
(3) Reduction of the Registrant's investment and interest income resulting from the use of $3,400 of cash as partial consideration for the acquisition of Simulaids, at an annualized interest rate of 6.20%.
(4) Registrant interest expense resulting from the use of bank borrowings of $5,000 as partial consideration for the acquisition of Simulaids, at an annualized interest rate of 7.75%.
(5) Income tax provision for state taxes incurred on the income of Simulaids. No federal income taxes are reflected due to the Registrant's net operating loss carryforwards.

                       PRO FORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1998
                   (dollars in thousands, except share data)
                                  (unaudited)

                                                     Pro Forma
                                      Historical    Adjustments     Pro Forma
                                      ----------    -----------     ---------
Net Sales..........................   $        -      $ 5,527/1/     $  5,527

Cost of goods sold.................            -        3,371/1/        3,371
                                      ----------      -------        --------

      Gross  Profit ...............            -        2,156           2,156
                                      ----------      -------        --------

Operating Expenses:
  Selling..........................            -          412/1/          412
  General and administrative.......          685          780/1/        1,465
  Product and development..........            -           93/1/           93
  Goodwill amortization ...........            -          225/2/          225
  Nonrecurring tax claim
    contingency fee ......                   480            -             480
                                      ----------      -------        --------

    Operating income (loss) from
      continuing operations........       (1,165)         646            (519)
                                      ----------      -------        --------

Other income (expense):
  Investment and interest income....         151         (151)/3/           -
  Interest expense..................          (5)        (388)/4/        (393)
                                      ----------      -------        --------
                                             146         (539)           (393)
                                      ----------      -------        --------
    Income (loss) from continuing
      operations before income
      taxes .......................       (1,019)         107            (912)

Benefit from (provision for) income
  taxes............................        1,182          (30)/5/       1,152
                                      ----------      -------        --------

    Income from continuing
      operations before minority
      interest.....................          163           77             240

Minority interest .................           72            -              72
                                      ----------      -------        --------

    Income from continuing
      operations...................           91           77             168

Accreted dividends ................          126             -            126
                                      ----------      -------        --------

    Income(loss) from continuing
      operations available to
      common shareholders...........  $      (35)     $    77      $       42
                                      ==========      =======      ==========

Income (loss) from continuing
operations per share:
Basic .............................   $     (.03)                  $      .04
                                      ==========                   ==========
Diluted ...........................   $     (.03)                  $      .04
                                      ==========                   ==========
Weighted average shares:
Basic .............................    1,151,920                    1,151,920
                                      ==========                   ==========
Diluted ...........................    1,151,920                    1,181,920
                                      ==========                   ==========

                The accompanying notes are an integral part of
              these consolidated pro forma financial statements.

                FOOTNOTES TO PRO FORMA STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(1) Historical sales, cost of sales and operating costs of Simulaids for the twelve month period ended June 30, 1998, as adjusted for the following:


     (a) Cost of sales includes the impact of purchase accounting related to valuing inventory and property and equipment at fair market value on the date of acquisition. Included in the pro forma cost of sales adjustment is (i) $259 of additional costs resulting from the increase in the historical carrying value of the inventory and resulting sale of such inventory in the twelve months ended June 30, 1998 and (ii) $59 of lower costs resulting from an increase in the historical carrying value of the property and equipment offset by revised remaining economic lives of the acquired assets.


     (b) Selling expenses reflects $123 of lower costs resulting from the impact of a revised employment agreement with the Seller that was entered into as a condition of the acquisition.

(2) Amortization of goodwill for the twelve month period ended June 30, 1998. Goodwill of $5,643 is being amortized on a straight line basis over a 25 year life.
(3) Reduction of the Registrant's investment and interest income resulting from the use of $3,400 of cash as partial consideration for the acquisition of Simulaids, at an annualized interest rate of 5.80%.
(4) Registrant interest expense resulting from the use of bank borrowings of $5,000 as partial consideration for the acquisition of Simulaids, at an annualized interest rate of 7.75%.
(5) Income tax provision for state taxes incurred on the income of Simulaids. No federal income taxes are reflected due to the Registrant's net operating loss carryforwards.

                            PRO FORMA BALANCE SHEET
                             AS OF MARCH 31, 1999
                            (dollars in thousands)
                                  (unaudited)

                                                      Pro Forma
                                       Historical    Adjustments     Pro Forma
                                       ----------    -----------     ---------
ASSETS
------
Current assets:
   Cash and cash equivalents........    $ 8,152       $(3,163)/1/     $ 4,989
   Marketable securities............        811             -             811
   Marketable securities held in
     escrow, at market value .......        710             -             710
   Accounts receivable..............          -           391/2/          391
   Inventories......................          -         1,226/3/        1,226
   Other current assets.............        160           126/2/          286
                                        -------       -------         -------
   Total current assets.............      9,833        (1,420)          8,413

Property and equipment .............         11         1,486/4/        1,497
                                        -------       -------         -------
Other assets:
    Marketable securities, at
      market value .................      2,098             -           2,098
   Goodwill.........................          -         5,643/5/        5,643
   Other noncurrent assets..........         52             7/2/           59
                                        -------       -------         -------
   Total other assets...............      2,150         5,650           7,800
                                        -------       -------         -------
                                        $11,994       $ 5,716         $17,710
                                        =======       =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current Liabilities:
   Notes payable and current
     maturities of long-term debt...    $     -       $ 5,025/6/       $5,025
   Current maturities of Series F,G
     and H preferred stock..........        799             -             799
   Accounts payable.................          -            44/2/           44
   Accrued expenses.................        189           401/7/          590
   Accrued tax reserves.............        720           104/8/          824
                                        -------       -------         -------
Total current liabilities...........      1,708         5,574           7,282
                                        -------       -------         -------
Deferred tax liability..............          -            27/8/           27
                                        -------       -------         -------
Long-term debt, less current
  maturities .......................          -           115/2/          115
                                        -------       -------         -------
Total liabilities...................      1,708         5,716           7,424
                                        -------       -------         -------
Series E preferred stock............      2,250             -           2,250
                                        -------       -------         -------
Stockholders' equity................      8,036             -           8,036
                                        -------       -------         -------
                                        $11,994       $ 5,716         $17,710
                                        =======       =======         =======

             The accompanying notes are an integral part of these
                 consolidated pro forma financial statements.

                      FOOTNOTES TO PRO FORMA BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(1) Use of $3,400 of cash as partial consideration for the acquisition of Simulaids, offset by $237 of cash acquired.
(2)  Historical assets, liabilities, and debt of Simulaids as of March 31, 1999.
(3) Historical inventories of $967 obtained in the acquisition of Simulaids, as adjusted for a $259 fair market value purchase price adjustment.
(4) Historical property and equipment of $1,191 obtained in the acquisition of Simulaids, as adjusted for a $295 fair market value purchase price adjustment.
(5) Excess of purchase price over the fair market value of assets and liabilities assumed in the acquisition of Simulaids:

          Purchase price to Seller                               $8,400
          Transaction costs incurred                                165
          Tax obligations resulting from the acquisition            131
                                                                 ------
               Total purchase price                               8,696

          Fair market value of assets and liabilities assumed     3,053
                                                                 ------

          Excess of purchase price over the fair market value
          of assets and liabilities assumed                      $5,643
                                                                 ======

(6) Inclusion of historical debt of $25 of Simulaids assumed in the acquisition and bank borrowing of $5,000 used as partial consideration by the Registrant in the acquisition of Simulaids.
(7) Historical accrued expenses of Simulaids of $236 obtained in the acquisition of Simulaids and accrued transaction costs incurred in connection with the acquisition of Simulaids.
(8)  Tax obligations resulting from the acquisition of Simulaids.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                THE ARISTOTLE CORPORATION
                                -------------------------
                                (Registrant)



Date: July   16  , 1999         /s/ Paul McDonald
           ------               --------------------------------------
                                Paul McDonald, Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------



Exhibit
Number             Description
-------            -----------


2.1 Stock Purchase Agreement between The Aristotle Corporation and Kevin Sweeney dated as of April 30, 1999

23             Consent of KMPG LLP

*99.1          Press Release dated May 4, 1999.

______________

*  Previously filed with Form 8-K filed on May 18, 1999